Exhibit 99.1

FOR IMMEDIATE RELEASE
October 24, 2008	For More Information Contact:
Steven M. Zagar
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation

Announces Quarterly Results

Elizabethtown, Kentucky, October 24, 2008 – First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per share of $0.21 for the quarter ended September 30, 2008, compared to $0.45 for the quarter ended September 30, 2007.  Diluted net income per share for the nine months ended September 30, 2008, was $1.06, compared to $1.46 for the nine months ended September 30, 2007.  The third quarter and year-to-date earnings decline was primarily driven by a higher provision for loan loss specifically reserved against a previously classified commercial real estate relationship.

“The financial services industry is facing challenging times as the nation forges through this period of economic uncertainty,” stated Chief Executive Officer, B. Keith Johnson.  “The Company has not remained immune to this unstable environment.  We have substantially increased our allowance for loan losses during the quarter arising from deterioration of the fair value of a commercial real estate development loan.  This relationship was previously classified during the first quarter of 2008.  Although a higher provision was recorded in the third quarter, the Bank remains well-capitalized in regards to regulatory guidelines as of September 30, 2008.  Also, the Bank has no exposure to Freddie Mac and Fannie Mae preferred stock.  In addition, we do not have direct exposure to interest rate swaps or other complex derivative instruments.”

“Despite economic pressures, the total loan portfolio grew $28.9 million from the prior quarter as the communities within our current geographic footprint continued to expand.  We are committed to serving the strong relationships we have developed over the years with our customers.  Credit quality metrics have improved as non-performing loans have decreased to 1.41% of total loans as of September 30, 2008 from 1.81% at June 30, 2008.  Non-performing assets have also improved to 2.07% of total assets as of September 30, 2008 from 2.23% at June 30, 2008.  As we move forward, we remain optimistic that we can weather the impact of the current interest rate environment and the aftermath of recent governmental legislation.”

During the third quarter, the Company opened its twentieth banking center, which expanded the Bank’s current footprint in Bullitt County, Kentucky.  The Cedar Grove Banking Center complements the existing branches located in Shepherdsville and Mt. Washington, Kentucky.  The Bank will continue its expansion efforts in the fourth quarter with two additional branches that will be under development.  The first branch will be in Hardin County, Kentucky located at the entrance to the Fort Knox military base.  The other branch will be the fourth site in Louisville, Kentucky located in the Middletown area.

Total deposits were $777 million at September 30, 2008, a decrease of $8.2 million for the quarter and an increase of $87.7 million for the year, including $56.3 million from the acquisition.  Our acquisition of The Farmers State Bank has broadened our retail branch network to fifteen in the Louisville Metropolitan Area, which now extends into Southern Indiana.  As previously noted, additional sites within the Louisville market are under development with our next location scheduled to open in the second quarter of 2009.  Competition for deposits is fierce in all of the markets we serve.  This intense competition and future federal rate cuts could add to additional margin compression as the interest rate environment continues to be volatile.

Commercial lending continues to be the Company’s focus, which has resulted in a 10% compound annual growth rate in the total loan portfolio and a 12% compound annual growth rate in commercial loans since the beginning of 2004.  Commercial loans were $608.9 million at September 30, 2008, an increase of $24.8 million, or 4%, for the third quarter and $64.0 million, or 12% for the year.  The growth in the Company’s commercial loan portfolio has favorably impacted the level of interest income generated by the Company.  Average earning assets increased by

$109.1 million as of September 30, 2008, compared to September 30, 2007.  Despite the increase in earning assets, the Company’s net interest margin realized a decline of ten basis points.  Net interest margin decreased to 3.81% for the nine months ended September 30, 2008, compared to 3.91% for the same period in 2007.  The Federal Reserve has decreased the Federal Funds rate by 225 basis points in 2008 through September 30th.  In addition, the Federal Reserve slashed the federal funds rate an additional 50 basis points on October 8, 2008 in an emergency rate cut.  Variable rate loans that are tied to the federal prime rate are immediately repriced downward with these rate cuts.  However, interest rates paid on customer deposits have not adjusted downward proportionately with the declining interest yields on loans and investments.  Sixty percent of deposits are time deposits that reprice over a longer period of time.  The increase in the volume of earning assets did have a positive impact on net interest income, which increased $744,000 and $1,262,000 for the three and nine months ended September 30, 2008, compared to the respective periods ended September 30, 2007.

The percentage of non-performing loans to total loans increased to 1.41% at September 30, 2008 compared to 1.00% at September 30, 2007, but has improved compared to 1.81% at June 30, 2008.  Annualized net charge-offs as a percent of average total loans were 0.09% for the quarter ended September 30, 2008, compared to 0.02% for September 30, 2007.  Net charge-offs are higher in 2008 due primarily to $246,000 partial charge-off of a classified commercial real estate relationship in the second quarter.

Provision for loan loss expense increased $980,000 to $1,720,000 for the three months ended September 30, 2008, compared to the same period ended September 30, 2007.  The increase for the third quarter was related to an additional $1,359,000 of specific reserve for a classified commercial real estate development loan.  For the nine months ended September 30, 2008, provision for loan loss expense increased $1,871,000 to $2,819,000 compared to the nine months ended September 30, 2007.  The increase in provision for loan loss expense year-to-date was related to growth in the loan portfolio, as well as from the specific reserves set aside for loans classified during 2008.  The Company recorded a lower provision for loan loss expense during the first quarter of 2007, based on the improved performance of one of the Company’s credit relationships.

Non-interest income increased $162,000 for the three months ended September 30, 2008, compared the three months ended September 30, 2007.  Customer service fees on deposit accounts increased $306,000 for the third quarter 2008 compared to the same quarter in 2007.  Brokerage commissions and gain on sale of mortgage loans also increased for the quarter, while other income declined.  For the nine months ended September 30, 2008 non-interest income increased $271,000, compared to the nine months ended September 30, 2007.  Non-interest income was decreased by a $216,000 write-down of other-than-temporary impaired investment securities in the second quarter of 2008.  The increase in 2008 was also offset by a $227,000 gain on the sale of real estate held for development included in 2007’s non-interest income with no such gain recorded in 2008.  This real estate was held for development through the Company’s wholly owned subsidiary, First Federal Office Park, LLC.  Only one other property remains for sale in this development.  Further reducing non-interest income for the year was a 10% or $151,000 write-down, in the third quarter, of the carrying value of a real estate owned property that had been held for twelve months.

Non-interest expense increased $1.6 million to $7.6 million for the three months ended September 30, 2008, compared to the same three months ended September 30, 2007.  Contributing to the increase in non-interest expense for the quarter was a $731,000 increase in employee compensation expense.  Twenty-five associates have been added to support our recent expansion efforts, plus an additional twenty employees were added in the second quarter as a result of the acquisition.  Also contributing to the increase in non-interest expense were increases in office occupancy expense and equipment, FDIC insurance premiums, information systems and outside services and other expenses.  For the nine months ended September 30, 2008, non-interest expense increased $2.7 million compared to the same nine months ended September 30, 2007.  The increase was partially offset by the one-time write-off of $229,000 in unamortized issuance costs of our trust preferred securities in the first quarter of 2007.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.  Today, the Bank serves seven contiguous counties encompassing Central Kentucky and the Louisville Metropolitan

area, including Southern Indiana, through its 20 full-service banking centers and a commercial private banking center.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(Dollars in thousands, except share data)	2008	2007

ASSETS:
Cash and due from banks	$27,079	$14,948
Federal funds sold	4,600	—
Cash and cash equivalents	31,679	14,948

Securities available-for-sale	17,119	22,004
Securities held-to-maturity, fair value of $7,583 (Sept 2008) and $17,624 (Dec 2007)	7,658	17,681
Total securities	24,777	39,685

Loans held for sale	2,191	780
Loans, net of unearned fees	870,294	767,256
Allowance for loan losses	(10,508)	(7,922)
Net loans	861,977	760,114

Federal Home Loan Bank stock	8,515	7,621
Cash surrender value of life insurance	8,561	8,290
Premises and equipment, net	30,246	26,335
Real estate owned:
Acquired through foreclosure	5,649	1,749
Held for development	45	45
Other repossessed assets	91	52
Goodwill	12,166	8,384
Core deposit intangible	1,851	—
Accrued interest receivable	4,169	4,324
Other assets	1,549	1,144

TOTAL ASSETS	$991,275	$872,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$63,051	$46,978
Interest bearing	713,870	642,265
Total deposits	776,921	689,243

Short-term borrowings	65,300	42,800
Advances from Federal Home Loan Bank	52,981	53,083
Subordinated debentures	18,000	10,000
Accrued interest payable	458	1,093
Accounts payable and other liabilities	2,036	1,789
Deferred income taxes	1,123	1,223

TOTAL LIABILITIES	916,819	799,231
Commitments and contingent liabilities	—	—

STOCKHOLDERS’ EQUITY:
Serial preferred stock, 5,000,000 shares authorized and unissued	—	—
Common stock, $1 par value per share; authorized 10,000,000 shares; issued and outstanding, 4,668,030 shares (Sept 2008), and 4,661,083 shares (Dec 2007)	4,668	4,661
Additional paid-in capital	34,115	33,886
Retained earnings	37,539	35,225
Accumulated other comprehensive loss	(1,866)	(312)

TOTAL STOCKHOLDERS’ EQUITY	74,456	73,460
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$991,275	$872,691

FIRST FINANCIAL SERVICE CORPORATION

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2008	2007	2008	2007
Interest and Dividend Income:
Loans, including fees	$14,337	$14,760	$41,718	$43,065
Taxable securities	403	490	1,095	1,638
Tax exempt securities	90	102	297	317
Total interest income	14,830	15,352	43,110	45,020

Interest Expense:
Deposits	5,325	6,695	15,815	19,082
Short-term borrowings	156	465	661	1,452
Federal Home Loan Bank advances	610	345	1,808	1,022
Subordinated debentures	315	167	649	549
Total interest expense	6,406	7,672	18,933	22,105

Net interest income	8,424	7,680	24,177	22,915
Provision for loan losses	1,720	740	2,819	948
Net interest income after provision for loan losses	6,704	6,940	21,358	21,967

Non-interest Income:
Customer service fees on deposit accounts	1,817	1,511	4,865	4,274
Gain on sale of mortgage loans	179	144	566	435
Gain on sale of investments	52	—	52	—
Gain on sale of real estate held for development	—	—	—	227
Losses on securities transactions	—	—	(216)	—
Write down on real estate acquired through foreclosure	(151)	—	(160)	—
Brokerage commissions	109	106	352	308
Other income	361	444	1,001	945
Total non-interest income	2,367	2,205	6,460	6,189

Non-interest Expense:
Employee compensation and benefits	3,867	3,136	10,765	9,365
Office occupancy expense and equipment	779	604	2,112	1,766
Marketing and advertising	215	228	638	677
Outside services and data processing	882	638	2,365	1,974
Bank franchise tax	258	234	761	699
Write off of issuance cost of Trust Preferred Securities	—	—	—	229
Amortization of core deposit intangible	56	—	59	—
Other expense	1,580	1,166	3,791	3,112
Total non-interest expense	7,637	6,006	20,491	17,822

Income before income taxes	1,434	3,139	7,327	10,334
Income taxes	443	1,008	2,354	3,343
Net Income	$991	$2,131	$4,973	$6,991

Shares applicable to basic income per share	4,667,081	4,681,582	4,665,058	4,739,352
Basic income per share	$0.21	$0.46	$1.07	$1.48

Shares applicable to diluted income per share	4,683,978	4,731,496	4,689,458	4,792,560
Diluted income per share	$0.21	$0.45	$1.06	$1.46

Cash dividends declared per share	$0.190	$0.190	$0.570	$0.536

FIRST FINANCIAL SERVICE CORPORATION

Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Selected Data	2008	2007	2008	2007

Performance Ratios

Return on average assets	0.40%	0.99%	0.72%	1.11%

Return on average equity	5.18%	11.70%	8.80%	12.92%

Average equity to average assets	7.76%	8.48%	8.21%	8.59%

Net interest margin	3.72%	3.85%	3.81%	3.91%

Efficiency ratio from continuing operations	70.77%	60.76%	66.89%	61.24%

Book value per share			$15.95	$15.50

Average Balance Sheet Data

Average total assets	$980,698	$851,915	$919,624	$841,989

Average interest earning assets	905,461	796,382	852,966	788,364

Average loans	861,230	745,028	811,036	731,276

Average interest-bearing deposits	735,301	651,639	678,791	643,434

Average total deposits	797,907	700,367	737,638	689,037

Average total stockholders’ equity	76,147	72,256	75,510	72,331

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			1.41%	1.00%

Non-performing assets as a percent of total loans (1)			2.07%	1.23%

Allowance for loan losses as a percent of total loans (1)			1.21%	1.11%

Allowance for loan losses as a percent of non-performing loans			85%	111%

Annualized net charge-offs to total loans (1)			0.09%	0.02%

(1) Excludes loans held for sale.